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                                                                    Exhibit 99.2



                          [Merrill Lynch Letterhead]



     We hereby consent to the use of our opinion letter dated July 15, 1999 to the Board of Directors of Cyprus Amax Minerals Company included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed business combination among ASARCO Incorporated, Cyprus Amax Minerals Company, ACA Holding Incorporated, ACO Acquisition Corp. and CAM Acquisition Corp., and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                         By:  /s/ Keith Phillips
                                              ----------------------------------
                                              Name:  Keith Phillips
                                              Title:  Managing Director

New York, New York
August 20, 1999